UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)  On September 19, 2007, International Rectifier Corporation (the “Company”) reported that it had received a letter dated September 17, 2007 from NYSE Regulation, Inc. (the “NYSE”), stating that the Company was not in compliance with NYSE Listed Company Manual Section 802.01E because it had not timely filed its Annual Report on Form 10-K for its fiscal year ended June 30, 2007.  In that September 17, 2007 letter, the NYSE set out certain procedures that the Company would need to follow in order to extend its listing beyond six months following the date that the Annual Report was due.

On March 17, 2008, the Company received a letter dated March 14, 2008 from the NYSE stating that, in response to the Company’s application for additional time to complete the Annual Report, the NYSE has agreed to provide the Company with up to a three–month trading period (namely up to June 17, 2008), subject to reassessment by the NYSE on an ongoing basis, within which to file its Annual Report on Form 10-K for the year ended June 30, 2007 with the Securities and Exchange Commission.  A copy of that March 14, 2008 letter is attached as Exhibit 99.1 and incorporated herein by reference.

The NYSE has advised the Company that it will closely monitor the Company’s progress regarding the completion of its June 30, 2007 Annual Report.  If the Company does not complete and file the Annual Report by June 17, 2008, the Company can once again be reassessed by the NYSE for an additional trading period of up to three additional months.

The delay in the Company’s June 30, 2007 Annual Report arises from the previously disclosed investigation being conducted by the Audit Committee of the Company’s Board of Directors, and the reconstruction and restatement of financial statements and other matters described in the Company’s public filings with the Securities and Exchange Commission.  The Company’s shares remain listed on the NYSE, and the Company is working diligently to file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 in compliance with the June 17, 2008 date established by the NYSE.

The foregoing description of the March 14, 2008  NYSE letter is not complete and is qualified in its entirety by reference to the actual letter, a copy of which is filed as Exhibit 99.1 hereto.

In furtherance of the March 14, 2008 NYSE letter, on March 19, 2008, the Company issued a press release announcing the NYSE’s decision to grant the additional three-month trading period as well as the NYSE’s ongoing monitoring of the matter.

Cautionary Information Regarding Forward-looking Statements

This Form 8-K includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, our statement that the Company is working diligently to file its Form 10-K for the fiscal year ended June 30, 2007 in compliance with the June 17, 2008 date established by the NYSE.   There can be no assurance that the Company will be able to file the Form 10-K within the time required by the NYSE rule and further discretionary extensions, if any. If the Company cannot timely file within the time required by the NYSE, then the Company’s common stock may become delisted from the exchange which, among other things, would adversely affect the ability to trade such shares freely, restrict liquidity in the market for such shares and have a material adverse affect on our stock price.  Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Company’s actual results include unanticipated delays in the conclusion of the Company’s ongoing investigation and the reconstruction and restatement of the Company’s financial statements and the effects of other various risk factors and uncertainties disclosed in the Company’s reports filed with the

Securities and Exchange Commission, including its most recent reports (not including financial information) on Forms 8-K, 10-K and 10-Q. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 7.01              Regulation FD Disclosure.

As described in Item 3.01 above, on March 19, 2008, the Registrant has issued a press release describing, among other things, receipt of a letter from the NYSE.  A copy of the Registrant’s press release is attached as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibit 99.2, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.           Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit Number	Description
99.1	Letter, dated March 14, 2008, issued by NYSE Regulation, Inc. regarding International Rectifier Corporation.
99.2	Press release, dated March 19, 2008, issued by International Rectifier Corporation regarding its listing status.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: March 19, 2008	By	/s/ Donald R. Dancer
Donald R. Dancer,
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Letter, dated March 14, 2008, issued by NYSE Regulation, Inc. regarding International Rectifier Corporation.

99.2	Press release, dated March 19, 2008, issued by International Rectifier Corporation regarding its listing status.